Exhibit 99

MASCO DELIVERS STRONG START TO 2016 WITH CONSISTENT EXECUTION

Key Highlights

•	Sales for the first quarter increased 4 percent to $1.7 billion; sales increased 5 percent excluding the impact of foreign currency translation

•	Adjusted operating profit grew 39 percent to $237 million

•	Adjusted operating profit margin for the quarter increased to 13.8 percent, a 350 basis point expansion

•	Adjusted EPS for the quarter grew 78 percent to $.32 per common share

TAYLOR, Mich. (April 26, 2016) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported net sales and adjusted operating profit growth in the first quarter of 2016. Adjusted operating profit margin rose to 13.8 percent, representing a 350 basis point increase over the prior year.

“The year is off to a great start with strong performances from all of our businesses,” said Masco President and CEO Keith Allman. “Our industry-leading plumbing businesses maintained their positive momentum by delivering another quarter of top- and bottom-line growth both domestically and internationally. Our Decorative Architectural Products segment benefitted from increased demand for Behr’s core DIY, Behr Pro® and Liberty Hardware branded products. Our cabinetry business continued to make progress against its strategic plan to optimize sales mix and increase profitability. Finally, our windows businesses capitalized on repair and remodel and new home construction growth in the U.S. and U.K.”

2016 First Quarter Commentary

•
Compared to first quarter 2015, net sales from continuing operations increased 4 percent to $1.7 billion. In local currency, North American sales increased 6 percent and international sales increased 2 percent

•	Compared to first quarter 2015, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 36 percent, were as follows:

•	Gross margins improved to 33.1 percent compared to 29.9 percent

•	Operating margins improved to 13.8 percent compared to 10.3 percent

•	Income from continuing operations was $.32 per common share compared to $.18 per common share

•	Income from continuing operations, as reported, was $.32 per common share

•
Liquidity at the end of the first quarter was approximately $2.4 billion (includes $900 million of cash from the issuance of notes in March 2016). Subsequently, $1.3 billion of cash was paid for the retirement of debt in April

•	3.2 million shares were repurchased in the first quarter

2016 First Quarter Operating Segment Highlights

•	Plumbing Products’ net sales increased 2 percent (4 percent excluding the impact of foreign currency translation) driven by growth in the wholesale/trade channel

•	Decorative Architectural Products’ net sales increased 9 percent, fueled by strong growth in Behr’s core DIY products and Behr Pro® products

•	Cabinetry Products’ net sales decreased 5 percent, due to the exit of lower margin business in the builder channel, which was partially offset by continued growth in the dealer channel

•
Windows and Other Specialty Products’ net sales increased 9 percent (11 percent excluding the impact of foreign currency translation) led by the strong performance of our North American windows business

Outlook
“The fundamentals driving our business are progressing in line with our expectations, and our performance this quarter demonstrates that we are fully focused on achieving our financial and operational objectives,” continued Mr. Allman. “We remain confident in our ability to successfully execute against our long-term growth strategies by leveraging our brand portfolio, industry-leading positions and our Masco Operating System. We expect that these growth strategies, coupled with our disciplined capital allocation approach and strengthening balance sheet, will continue to create shareholder value in 2016.”

About Masco

Headquartered in Taylor, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; KraftMaid® and Merillat® cabinets; Milgard® windows and doors; and Hot Spring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The 2016 first quarter supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Tuesday, April 26, 2016 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 75969468. The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 75969468. The telephone replay will be available approximately two hours after the end of the call and continue through May 26, 2016.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of home improvement activity and new home construction, our ability to maintain our strong brands and to develop and introduce new and improved products, our ability to maintain our competitive position in our industries, our reliance on key customers, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to sustain the performance of our cabinetry businesses, the cost and availability of raw materials, our dependence on third party suppliers, and risks associated with international operations and global strategies. These and other factors are discussed in detail in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

Irene Tasi
Director - Investor Relations
313.792.5500
irene_tasi@mascohq.com

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MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three Months Ended March 31, 2016 and 2015

(in millions, except per common share data)

	Three Months Ended March 31,
	2016	2015
Net sales	$1,720	$1,659
Cost of sales	1,151	1,164
Gross profit	569	495

Selling, general and administrative expenses	335	330
Operating profit	234	165

Other income (expense), net:
Interest expense	(56)	(56)
Other, net	(1)	1
	(57)	(55)
Income from continuing operations before income taxes	177	110

Income tax expense	(58)	(40)
Income from continuing operations	119	70

Income from discontinued operations, net	—	3
Net income	119	73

Less: Net income attributable to noncontrolling interest	10	9
Net income attributable to Masco Corporation	$109	$64

Income per common share attributable to Masco Corporation (diluted):
Income from continuing operations	$0.32	$0.17
Income from discontinued operations, net	—	0.01
Net income	$0.32	$0.18

Average diluted common shares outstanding	333	347

Amounts attributable to Masco Corporation:
Income from continuing operations	$109	$61
Income from discontinued operations, net	—	3
Net income attributable to Masco Corporation	$109	$64

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months Ended March 31, 2016 and 2015

(in millions, except per common share data)

	Three Months Ended March 31,
	2016	2015
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$1,720	$1,659

Gross profit, as reported	$569	$495
Rationalization charges	1	1
Gross profit, as adjusted	$570	$496

Gross margin, as reported	33.1%	29.8%
Gross margin, as adjusted	33.1%	29.9%

Selling, general and administrative expenses, as reported	$335	$330
Rationalization charges	2	5
Selling, general and administrative expenses, as adjusted	$333	$325

Selling, general and administrative expenses as percent of net sales, as reported	19.5%	19.9%
Selling, general and administrative expenses as percent of net sales, as adjusted	19.4%	19.6%

Operating profit, as reported	$234	$165
Rationalization charges	3	6
Operating profit, as adjusted	$237	$171

Operating margin, as reported	13.6%	9.9%
Operating margin, as adjusted	13.8%	10.3%

Earnings Per Common Share Reconciliation

Income from continuing operations before income taxes, as reported	$177	$110
Rationalization charges	3	6
Gains from private equity funds, net	—	(2)
Earnings from equity investments, net	(1)	—
Income from continuing operations before income taxes, as adjusted	179	114
Tax at 36% rate	(64)	(41)
Less: Net income attributable to noncontrolling interest	10	9
Income from continuing operations, as adjusted	$105	$64

Income per common share, as adjusted	$0.32	$0.18

Average diluted common shares outstanding	333	347

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and
Other Financial Data - Unaudited

(dollars in millions)

	March 31, 2016	December 31, 2015
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$2,175	$1,468
Short-term bank deposits	195	248
Receivables	1,036	853
Inventories	755	687
Prepaid expenses and other	87	72
Total Current Assets	4,248	3,328

Property and equipment, net	1,040	1,027
Goodwill	844	839
Other intangible assets, net	158	160
Other assets	264	310
Total Assets	$6,554	$5,664

Liabilities
Current Liabilities:
Accounts payable	$834	$749
Notes payable	1,303	1,004
Accrued liabilities	652	752
Total Current Liabilities	2,789	2,505

Long-term debt	2,993	2,403
Other liabilities	688	698
Total Liabilities	6,470	5,606

Equity	84	58
Total Liabilities and Equity	$6,554	$5,664

	As of
	March 31, 2016	March 31, 2015
Other Financial Data
Working Capital Days
Receivable days	50	51
Inventory days	56	56
Payable days	70	68
Working capital	$957	$968
Working capital as a % of sales (LTM)	13.3%	13.8%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows*
and Other Financial Data - Unaudited

(dollars in millions)

	Three Months Ended March 31,
	2016	2015
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$189	$144
Working capital changes	(289)	(296)
Net cash for operating activities	(100)	(152)

Cash Flows From (For) Financing Activities:
Purchase of Company common stock	(86)	(103)
Cash dividends paid	(32)	(32)
Issuance of notes, net of issuance costs	889	497
Issuance of Company common stock	1	—
Excess tax benefit from stock-based compensation	11	—
Decrease in debt, net	(2)	—
Net cash from financing activities	781	362

Cash Flows From (For) Investing Activities:
Capital expenditures	(37)	(32)
Other, net	57	43
Net cash from investing activities	20	11

Effect of exchange rate changes on cash and cash investments	6	(26)

Cash and Cash Investments:
Increase for the period	707	195
At January 1	1,468	1,383
At March 31	$2,175	$1,578

	As of March 31,
	2016	2015
Liquidity*
Cash and cash investments	$2,175	$1,578
Short-term bank deposits	195	197
Total Liquidity	$2,370	$1,775

* Prior period amounts not restated for spin off of TopBuild Corp.

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months Ended March 31, 2016 and 2015

(dollars in millions)

	Three Months Ended March 31,
	2016	2015	Change
Plumbing Products
Net sales	$813	$796	2%

Operating profit, as reported	$129	$111
Operating margin, as reported	15.9%	13.9%

Rationalization charges	2	1
Operating profit, as adjusted	131	112
Operating margin, as adjusted	16.1%	14.1%

Depreciation and amortization	14	14

EBITDA, as adjusted	$145	$126

Decorative Architectural Products
Net sales	$493	$451	9%

Operating profit, as reported	$105	$83
Operating margin, as reported	21.3%	18.4%

Depreciation and amortization	4	4

EBITDA	$109	$87

Cabinetry Products
Net sales	$236	$249	(5)%

Operating profit (loss), as reported	$24	$(4)
Operating margin, as reported	10.2%	(1.6)%

Rationalization charges	1	2
Operating profit (loss), as adjusted	25	(2)
Operating margin, as adjusted	10.6%	(0.8)%

Depreciation and amortization	5	7

EBITDA, as adjusted	$30	$5

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months Ended March 31, 2016 and 2015

(dollars in millions)

	Three Months Ended March 31,
	2016	2015	Change
Windows and Other Specialty Products
Net sales	$178	$163	9%

Operating profit, as reported	$3	$6
Operating margin, as reported	1.7%	3.7%

Depreciation and amortization	5	4

EBITDA	$8	$10

Total
Net sales	$1,720	$1,659	4%

Operating profit, as reported - segment	$261	$196
General corporate expense, net (GCE)	(27)	(31)
Operating profit, as reported	234	165
Operating margin, as reported	13.6%	9.9%

Rationalization charges - segment	3	3
Rationalization charges - GCE	—	3
Operating profit, as adjusted	237	171
Operating margin, as adjusted	13.8%	10.3%

Depreciation and amortization - segment	28	29
Depreciation and amortization - non-operating	4	2

EBITDA, as adjusted	$269	$202

Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three Months Ended March 31, 2016 and 2015

(dollars in millions)

	Three Months Ended March 31,
	2016	2015	Change
North American
Net sales	$1,350	$1,282	5%

Operating profit, as reported	$215	$151
Operating margin, as reported	15.9%	11.8%

Rationalization charges	2	2
Operating profit, as adjusted	217	153
Operating margin, as adjusted	16.1%	11.9%

Depreciation and amortization	19	20

EBITDA, as adjusted	$236	$173

International
Net sales	$370	$377	(2)%

Operating profit, as reported	$46	$45
Operating margin, as reported	12.4%	11.9%

Rationalization charges	1	1
Operating profit, as adjusted	47	46
Operating margin, as adjusted	12.7%	12.2%

Depreciation and amortization	9	9

EBITDA, as adjusted	$56	$55

Total
Net sales	$1,720	$1,659	4%

Operating profit, as reported - segment	$261	$196
General corporate expense, net (GCE)	(27)	(31)
Operating profit, as reported	234	165
Operating margin, as reported	13.6%	9.9%

Rationalization charges - segment	3	3
Rationalization charges - GCE	—	3
Operating profit, as adjusted	237	171
Operating margin, as adjusted	13.8%	10.3%

Depreciation and amortization - segment	28	29
Depreciation and amortization - non-operating	4	2

EBITDA, as adjusted	$269	$202
Historical information is available on our website.